Vectren Corporation EEI Financial Conference Phoenix, AZ November 6-9, 2016

Carl Chapman Chairman, President and CEO Management Representatives Susan Hardwick Senior Vice President and CFO Naveed Mughal Treasurer and Vice President, Investor Relations 2 Aaron Musgrave Manager, Investor Relations Dave Parker Director, Investor Relations

All statements other than statements of historical fact are forward-looking statements made in good faith by the company and are intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Such statements are based on management’s beliefs, as well as assumptions made by and information currently available to management and include such words as “believe”, “anticipate”, ”endeavor”, “estimate”, “expect”, “objective”, “projection”, “forecast”, “goal”, “likely”, and similar expressions intended to identify forward-looking statements. Vectren cautions readers that the assumptions forming the basis for forward-looking statements include many factors that are beyond Vectren’s ability to control or estimate precisely and actual results could differ materially from those contained in this document. Forward-looking statements speak only as of the date on which our statement is made, and we assume no duty to update them. More detailed information about these factors is set forth in Vectren’s filings with the Securities and Exchange Commission, including Vectren’s 2015 annual report on Form 10-K filed on February 23, 2016. Vectren also uses non-GAAP measures to describe its financial results. More information can be found in the Appendix related to the use of such measures. Dave Parker – Director, Investor Relations d.parker@vectren.com 812-491-4135 Forward-Looking Statements and Non-GAAP Measures 3

4 Vectren Overview Infrastructure Opportunities Leading the Way

5 Investment Considerations Vectren Well Positioned for Strong Growth $1.73 $1.94 $2.12 $2.28 $2.39 $2.45 - $2.55 $1.10 $1.40 $1.70 $2.00 $2.30 $2.60 $2.90 2011 2012 2013 * 2014 ** 2015 2016E Vectren Earnings Per Share * Excluding ProLiance in 2013 - year of disposition ** Excluding Coal Mining in 2014 - year of disposition Target: 5-7% Earnings and Dividend Growth 2011-2016E CAGR: 7.6% Keys to VVC’s Value Proposition  Demonstrated execution of utility-focused business strategies  Focused on infrastructure and efficiency-related work across all business segments to drive TSR goal of 9-11% annually  Strong record of consistent earnings and dividend growth Dividend & Balance Sheet  Dividend increased 5.0% in Nov. 2016 to $1.68/sh., annualized  57 consecutive years of dividend increases  Strong financial metrics as reflected in credit ratings, Stable outlook: A- / A2 at S&P / Moody’s

Vectren's Recent Milestones

Infrastructure Opportunities Leading the Way

Growth Strategy Development

- Vectren's strategy since '10 has focused on utility growth led by gas system investment and a narrowed nonutility business mix
- Strategy was driven by a goal to achieve higher consistent earnings growth, lower risk, and a simplified structure
- Overall growth driven by significant infrastructure investments; nonutility growth also driven by efficiency and sustainable infrastructure projects


Milestones
Acquire Infrastructure Services (Minnesota Ltd) March 2011
Exit Retail Gas Marketing (Vectren Source) December 2011
Exit Wholesale Gas Marketing (ProLiance) June 2013
Ohio Infrastructure 5-Year Investment Plan Approved (Gas) February 2014
Acquire Energy Services (Chevron ES - federal sector) April 2014
Indiana Infrastructure 7-Year Investment Plan Approved (Gas) August 2014
Exit Coal Mining (Vectren Fuels) August 2014

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Vectren’s Compelling Business Mix 7 Vectren Nonutility Infrastructure Services Vectren Utility Indiana - Vectren North (Gas) 586,000 Customers Indiana - Vectren South (Electric) 144,000 Customers Indiana - Vectren South (Gas) 111,000 Customers Vectren Ohio (Gas) 316,000 Customers ~1.2 million total utility customers Constructive regulation/ legislation in IN & OH Distribution & Transmission Pipeline Construction Performance Contracting & Sustainable Infrastructure Projects Energy Services

Vectren’s Financial Targets Annual Total Shareholder Return* 9-11% Consolidated Earnings Growth 5-7% Dividend Growth 5-7% Consolidated Payout Ratio 60% Utility Earnings Growth 4-6% Utility Payout Ratio 70% Nonutility Earnings Growth** 12-15% 8 Long-Term Financial Targets Infrastructure Opportunities Continue to Lead the Way * Defined as earnings growth plus dividend yield ** VISCO EPS growth target of $0.05-0.07/year; VESCO, $0.03-0.05/year

9 Consistent Earnings Growth Continues As Does Higher Dividend Growth * Excluding ProLiance in 2013 - year of disposition ** Excluding Coal Mining in 2014 - year of disposition *** 2016 dividend includes Dec. 1, 2016 dividend of $0.42 approved by the Board on November 2, 2016. $1.65 $1.73 $1.94 $2.12 $2.28 $2.39 $2.45-$2.55 $1.37 $1.39 $1.41 $1.43 $1.46 $1.54 $1.62 83% 80% 72% 67% 64% 64% 64-66% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% $1.00 $1.25 $1.50 $1.75 $2.00 $2.25 $2.50 $2.75 $3.00 $3.25 $3.50 2010 2011 2012 2013 * 2014 ** 2015 2016 *** P a y ou t Rati o P e r S ha re EPS Dividend Payout Five Years of Consistent Earnings Growth; Expected to Continue

10 Top Decile Dividend History 57 Consecutive Years of Dividend Increases Dividends Paid $0.80 $1.00 $1.20 $1.40 $1.60 $1.80 Annualized dividend rate of $1.68 per share approved by Board on November 2, 2016. Dividend history above highlights dividends paid since Vectren’s inception in 2000. 2000-2013 CAGR: 2.9% 2014-2016 CAGR: 5.3%

11 2016 Q3 and YTD Results Improved Q3 Results At All Business Units Q3 EPS up 54% Y/Y; YTD up 6.9%  Utility Q3 EPS driven by gas infrastructure investment programs and favorable weather  VESCO posts record quarterly revenues  VISCO Q3 earnings up Y/Y; solid Distribution growth; Transmission results improved with more projects underway, including start of a large project 2016 Guidance Affirmed $2.45 - $2.55  Utility, VESCO and VISCO Distribution YTD performance at or above plan  VISCO Transmission continues to navigate a difficult market $0.48 + $0.09 + $0.14 + $0.03 Vectren Consolidated - Q3 $0.74 Q3 ‘15 Utility Corp & Other Nonutility Q3 ‘16 $1.60 + $0.10 Flat + $0.01 Vectren Consolidated – YTD/2016E $1.71 YTD 2015 YTD 2016 Utility Nonutility Corp & Other 2016E Guidance Midpoint $2.50 $0.79 Q4 ’16E Q4 ’15 $0.79

12 Utility Outlook Significant gas infrastructure investments, electric IRP likely drives upside

Utility Business Review

Regulatory Environments Remain Constructive


IN
OH

- Vectren Energy Delivery of Indiana – North (gas only)
- Vectren Energy Delivery of Indiana – South (gas & electric)
- Vectren Energy Delivery of Ohio (gas only)

Gas Utilities - Indiana

- **Long history of constructive regulatory and legislative environment**
- Commission first approved Vectren's 7-yr. gas infrastr. plan in Aug. '14; rate case to be filed at end of plan ('20)
- Mar. '16: semi-annual Commission review of 7-yr. plan; ~$890M(1) approved, generally as expected; filed appeal related to ability to "update" the plan

Gas Utility - Ohio

- **Regulatory/legislative environment continues to be very supportive of gas infrastructure investment**
- Commission approved 5-yr. extension ('13-'17, ~$200M) of distribution replacement rider (DRR) in Feb. '14
- Rate case to be filed late '17 / early '18 when DRR ends

Electric Utility - Indiana

- Evaluation of EPA rules and resulting generation-related investment is underway; expect additional cap ex would be recoverable under SB251/29 in the mid-/long-term
- MATS/NOV(2) project: MATS portion approved, ~$35M; due to appeal, awaiting final approval of NOV, ~$40M

(1) However, ~$65M utility service laterals project was approved for rate base treatment in next gas rate case

(2) Received a notice of violation (NOV) from the EPA in Nov. 2011 pertaining to A.B. Brown power plant

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14 Utility Business Review Strong Balance Sheet and Liquidity Overall Goals  Long history of high investment-grade credit ratings  Utility funds ~85-90% of Vectren’s dividend  Targeting utility payout ratio of 70% 2016 Financing Plans  Debt maturities at utility ($13M, Jun.), nonutility ($60M, Mar.)  Impact from bonus depreciation election expected to result in no need to issue incremental LTD in 2016 Current Long- Term Outlook  No public equity offerings planned; ~$7M/yr. of DRIP proceeds  2016-2020: Expect incremental debt financing of ~$250-300M and transfer of cash flow from nonutility to utility as available  Outlook could change given outcome of IRP Vectren Cap. Structure Sept. 30, 2016 Equity 48% Debt 52% Utility Cap. Structure Sept 30, 2016 Equity 51% Debt 49% Credit Facilities Expire October 31, 2019 Utility $350M Nonutility $250M $470M available at 9/30/16

15 Utility Business Review Successfully Achieving Consistent Earnings Growth $1.50 $1.68 $1.72 $1.80 $1.95 $2.05-$2.10 $1.30 $1.40 $1.50 $1.60 $1.70 $1.80 $1.90 $2.00 $2.10 $2.20 2011 2012 2013 2014 2015 2016E Utility Earnings Per Share 2011-2015 CAGR: 6.8% Target: 4-6% Utility Earnings Growth

16 Utility Business Review Rate Base Growth to Drive Consistent Earnings Growth Significant Gas Rate Base Growth of 9-10%(1) – Excludes IRP (1) Gas rate base growth primarily attributable to infrastructure investments under approved regulatory mechanisms (2) Electric rate base has been managed to approx. flat for several years to mitigate customer bill impacts; IRP results and other infrastructure needs will likely lead to higher electric cap ex in the mid- to long-term time horizon $0 $500 $1,000 $1,500 $2,000 $2,500 $3,000 $3,500 $4,000 $4,500 $5,000 2014A 2015A 2016E 2017E 2018E 2019E 2020E Utility Rate Base Growth Forecast Gas Electric * Utility Shared Assets In millions * Includes ~ $115M (on avg.) of FERC electric transmission assets Rate Base Growth – Overall: 5-6%; Gas(1): 9-10%; Electric(2): <1%

Utility Business Review Growth Fueled By Gas Infrastructure Investment Strong Utility Performance Continues Positive Outlook Unchanged  Gas infrastructure investment programs fuel sustainable 4% - 6% EPS growth  Focused on earning overall allowed return for fifth year in a row  Q3 EPS of $0.42, up $0.09 Y/Y • Weather, large customer sales boost results above plan  YTD EPS of $1.48, up $0.10 or ~7% compared to YTD ’15 • Gas infrastructure programs continue to drive EPS growth 17 $0.33 $0.42 + $0.03 + $0.03 + $0.02 Vectren Utility Holdings – Q3 + $0.01 Q3 ‘15 Q3 ‘16 Infrastr. Investment Weather Customer Usage Other $1.38 $1.48 + $0.08 + $0.02 Vectren Utility Holdings – YTD Customer Usage YTD 2015 YTD 2016 Infrastr. Investment

18 Electric Integrated Resource Plan (IRP) IRP Filing Expected in Mid-December IRP Milestones April 2016 First IRP Stakeholder Mtg. July 2016 Second IRP Stakeholder Mtg. Mid-December 2016 File IRP with Indiana Commission Late November 2016 Third IRP Stakeholder Mtg. Late 2015 / Early 2016 IRP Modeling Work Begins Schedule Update  Productive first two stakeholder meetings to gather public input  Final meeting scheduled for late Nov. to review draft of plan  Modeling remains focused on customer impacts and fuel diversity IRP Complexities  EPA regulations - water, ash, carbon  Self-generation - large customer (SABIC) adding generation; large employer (self-generating Alcoa) restructuring operations Supported Recovery  Substantial additional cap ex likely in mid- to long-term; significant recovery expected via existing mechanisms

Utility Business Review

Cap Ex Forecast (excludes any potential impact from the IRP)

VECTREN

Utility growth driven by expected investments in gas system infrastructure

Utility Cap Ex *$ in millions*	2015A	2016E (Forecast)	2017E	2018E	2019E	2020E	5-Yr Total 2016E-2020E
Indiana	$ 194	$ 255	$ 225	$ 170	$ 165	$ 170	$ 985
Ohio	106	120	140	105	110	105	580
Gas Utilities	**$ 300**	**$ 375**	**$ 365**	**$ 275**	**$ 275**	**$ 275**	**$ 1,565**
Electric Utility	86	95	95	115	100	90	495
Utility Shared Assets & Other	25	40	30	40	70	50	230
Utility Consolidated	$ 411	$ 510	$ 490	$ 430	$ 445	$ 415	$ 2,290

Gas Utility Cap Ex with Recovery/Deferral Mechanisms (included in table above)	2016E	2017E	2018E	2019E	2020E	5-Yr Total 2016E-2020E
Indiana, Gas Utilities - SB251	$ 85	$ 90	$ 80	$ 80	$ 80	$ 415
Indiana, Gas Utilities - SB560	80	35	35	35	30	215
Ohio - Distribution Replacement Rider (DRR)	55	50	60	60	55	280
Ohio - HB95	65	90	45	50	50	300
Subtotal - Gas	**$ 285**	**$ 265**	**$ 220**	**$ 225**	**$ 215**	**$ 1,210**

- Rate base growth thru 2020 primarily due to approved/recoverable gas investments
  - Five-year total for gas cap ex is ~$1.6 billion
  - Tables above include updates related to Mar. '16 approval of 7-yr. gas infrastructure investment plan in IN and ~$60M of gas investments needed in OH that will be funded by bonus depreciation cash ($30M each in '16 and '17)
  - Five-year electric utility cap ex includes some infrastructure improvement projects for which we are evaluating appropriate recovery options; further analysis and consideration is ongoing
  - Five-year shared assets cap ex reflects evaluation of needs for upgraded information systems to support operations
- Depreciation & amortization expense of ~$215-265 million per year expected through 2020
  - Gas utilities: ~$105-140 million/yr.; Electric: ~$85-95 million/yr.; Utility shared: ~$25-30 million/yr.

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20 Utility Business Review Regulatory Update – Constructive IN & OH Environments Ohio Gas Utility  Commission approved 5-yr. extension (‘13-’17, ~$200M) of distribution replacement rider (DRR) in Feb. ’14  Annual DRR update filed in May ‘16 with order anticipated later in year; no issues expected Indiana Electric Utility  Commission granted approval for ~$40M of equipment related to the EPA’s NOV from several years ago; appeal pending2  2016-17 energy efficiency programs approved, incl. lost margin recovery limited to ~4 years; we have appealed this limitation  Continue to evaluate EPA rules & resulting generation-related investment; expect additional cap ex would be recoverable under SB251/29 Indiana Gas Utilities  Initial 7-year gas infrastructure plan approved Aug. ‘14  Jun. ‘16: Commission issued 4th semi-annual order; ~$890M approved, generally as expected1; we appealed, related to ability to “update” the plan; outcome expected in 2017 (1) ~$65M utility service laterals project was not approved for 7-yr plan recovery, but was pre-approved for rate base treatment in next gas rate case (2) Received a notice of violation (NOV) from the EPA in Nov. 2011 pertaining to A.B. Brown power plant; Commission approval for ~$40M granted in June 2016; Appeal filed by interveners in July 2016 – Vectren believes the Commission’s decision is well-founded and should be upheld

21 Utility Business Review Regulatory Outlook Utilities operate in constructive states for regulation and legislation Electric IN-South IN-North Ohio IN-South Infrastructure Replacement Recovery Under SB 560   Recovery of Federal Mandates Under SB 251    Infrastructure Environmental CapEx Recovery Under SB 29  Infrastructure Replacement Recovery Under DRR*  Non-DRR CapEx Deferral Under House Bill 95  Straight Fixed Variable Rate Design  Margin Decoupling or Lost Margin Recovery    Normal Temperature Adjustment   Gas Cost and Fuel Cost Recovery     Unaccounted for Gas    Costs Bad Debt Expense  Bad Debt Related to Gas Costs   Demand Side Management/Energy Efficiency Costs    MISO Transmission Costs  *DRR: Distribution Replacement Rider Gas

22 Nonutility Outlook U.S. gas utilities’ investments drive VISCO’s growth Expanded sales funnel boosts VESCO’s growth

$82 $77 $72 $144 $226 $240 $- $50 $100 $150 $200 $250 $300 2011 2012 2013 2014 2015 2016E VESCO Ending Backlog In millions 23 Nonutility Business Review EPS Up Significantly Year over Year, Flat YTD VESCO Q3 EPS up $0.04 Y/Y; YTD up $0.11 VISCO Q3 EPS up $0.10 Y/Y; YTD down $0.12  Solid Distribution performance, including Water/Wastewater, continues; record number of deployed resources in Q3 ‘16  Backlog flat Y/Y at $635M; down $60M from Q2 ’16 as pipeline project indefinitely delayed as previously discussed  Strong results across most markets & geographic regions drives record Q3 revenues  179D earnings will be lower in Q4 ’16 Y/Y as benefit in ‘16 recognized quarterly; ‘15 full year benefit recorded in Q4 ’15 once the tax law was extended in Dec. ’15 $505 $625 $635 $695* $635 $460 $500 $540 $580 $620 $660 $700 $740 Q3 '13 Q3 '14 Q3 '15 Q2 '16 Q3 '16 VISCO Backlog In millions * Backlog included $50M project identified as at risk during Q2 ‘16 EPS call

VISCO Business Profile 24 Minnesota Limited Transmission Division • Pipeline construction and maintenance in natural gas, oil, and liquids industry • President – Ted Crowe, 38 years industry experience • Seasoned management team • Geographic focus: Midwest, Northeast and Northern US • Primary construction services – mainline and gathering pipeline; compressor stations; pump stations; terminal work; tank farms; pipeline maintenance; hydrostatic testing Miller Pipeline Distribution Division • Pipeline construction and maintenance in natural gas distribution industry • President – Kevin Miller, 40 years industry experience • Seasoned management team • Geographic focus: Eastern half of the US • Primary construction services – new mains and services; replacement mains and services; external and internal joint repair; vacuum excavation and horizontal directional drilling Miller Pipeline Water/Wastewater Div. • Pipeline construction and repair in water and wastewater pipeline markets • President – Chris Schuler, 30 years industry experience • Seasoned management team • Geographic focus: Midwest and Southern US • Primary services – water pipeline construction; wastewater rehab utilizing cured in place pipe, fold in form pipe; internal joint repair and horizontal directional drilling

25 VISCO Distribution Opportunities States of operation for VISCO’s distribution business Source: American Gas Association 40 States & D.C. with Accelerated Infrastructure Replacement Programs

VISCO Long-Term Customer Relationships 26 Long-Term Customers  Long-term customer relationships are key • Relationship with top 10 distribution customers averages 20+ years  Reputation for high quality construction work and customer service  Shared culture of commitment to safety with our customers  Building on our history and reputation, added several significant new customers over the past few years

 Consolidation continues in our industry • Fragmented market – many small family-owned contractors still servicing geographic territories • Market has a preference for larger contractors • VISCO has strong brand recognition in the industry  VISCO’s seasoned management team has the ability to adapt to market changes • Extensive acquisition experience over many years • 8 acquisitions (1 large – Minnesota Ltd - and 7 small) VISCO Competitive Landscape 27 Overview of the Competitive Landscape Publicly Owned Competitors Privately Owned Competitors

VESCO Business Profile 28 Performance Contracting • Public & Federal Sectors •Design and construction of efficiency projects where savings are used to finance the improvements • Excess savings often used to fund deferred maintenance projects • Solid reputation among customers for innovative solutions and quality work •Key Drivers • Aging infrastructure • Need to reduce operating costs • Lack of capital budgets • Escalating electricity prices • Sustainability initiatives • Strong public policy support • Efficiency is the cheapest resource Sustainable Infrastructure • Public, Private and Federal Sectors •Design and construction of larger scale capital projects •Combined heat and power (CHP) •Anaerobic digesters, landfill gas and other renewable energy projects •Compressed natural gas (CNG) transportation fuel infrastructure •Key Drivers • Prospect of increasing electric rates and stable natural gas prices • Desire for control of energy prices • Electric grid reliability concerns • Increasing environmental regulations (air, water, organic waste) • Advances in technology (microgrids, renewables, and storage) • Corporate and institutional sustainability initiatives Operations & Maintenance •Focus on plants and projects built by VESCO – currently nine locations •Steam, electricity, chilled water and power conditioning •Accounts for approximately 25% of VESCO’s work force •Contributes $20M - $25M of revenue annually, but some recent large projects will add to this total in coming years •Key Drivers • Customer convenience and risk reduction (focus on core business) • VESCO reduces risks associated with any savings or operations guarantees • Attractive recurring revenue stream • Fed projects often require long-term operations & maintenance agreements

VESCO At a Glance 29 Primary subsidiary, Energy Systems Group, founded in 1994 Accredited by the National Association of Energy Service Companies (NAESCO) Licensed to do business in 47 states, the U.S. Virgin Islands, and Puerto Rico 330 Employees - 177 Sales/Engr./Proj. Mgt. - 77 O&M Staff Developed $2.4+ billion in projects for 350+ customers Facilitated in excess of $1 billion of project financing $1 billion in multiple phase (repeat customer) projects Equipment Independent / Vendor Neutral

30 Key VESCO Projects Represents Success/Strength Across All Sectors NASA Johnson Space Center (Federal)  $47M project includes combined heat and power plant, which will provide approximately two-thirds of the campus’ electric demand  Competitively selected from among the 15 other U.S. Department of Energy approved energy services contractors; project signed Q3 ‘15 Frederick Winchester Service Authority (Sustainable Infrastructure)  $45M project includes energy efficiency improvements and anaerobic digesters designed to receive organic waste from local food processors  Project secured by Sustainable Infrastructure group in 2014 – several similar projects now under development University of Illinois Phase 2 Project (Public)  $41M energy & infrastructure upgrade project for the College of Engr.  Follows successful $21M Phase 1 project at Veterinary Med. complex  Selected ahead of four other leading industry competitors; signed Q4 ‘15

VESCO Market Sectors and Customers 31 (1) Re-compete process underway (2) Awarded in 2015 after under- going a re-compete process * US Army Corps of Engineers • Municipalities • Water and Wastewater Utilities • Solid Waste Authorities • Colleges / Universities • Hospitals / Healthcare • Commercial & Industrial • Federal • Department of Veterans Affairs • Department of Defense • Colleges / Universities • Municipal Utilities • Hospitals / Healthcare • 23 UESC partners (utility energy service contract) • One of 16 DOE qualified ESCOs (1) • One of 15 USACE* qualified ESCOs (2) • Department of Energy • Department of Defense • Department of Veterans Affairs • Department of Agriculture • General Services Administration • Utilities • Municipalities • Water and Wastewater Utilities • Electric and Gas Utilities • Solid Waste Authorities • K-12 Schools • State Agencies • Colleges / Universities • Correctional Facilities • Highway Departments • Hospitals / Healthcare Public Sector Federal Sector Sustainable Infrastructure Operations & Maintenance Performance Contracting

VESCO Competitive Landscape 32 Sustainable Infrastructure Federal Public Sector

Appendix

Consolidated 2016 Results 34 Appendix In millions, except per share amounts 2016 2015 2016 2015 Utility Group 34.9$ 26.9$ 122.3$ 114.3$ Nonutility Group Infrastructure Services 18.2 9.9 9.8 19.6 Energy Services 6.2 3.1 8.7 (0.4) Other Businesses (0.1) (0.5) (0.3) (1.0) Nonutility Group 24.3 12.5 18.2 18.2 Corporate and Other 2.2 (0.1) 1.5 (0.4) Earnings 61.4$ 39.3$ 142.0$ 132.1$ Earnings Per Share U ility Group 0.42$ 0.33$ 1.48$ 1.38$ Nonutility Group 0.29 0.15 0.22 0.22 Corporate and Other 0.03 - 0.01 - EPS 0.74$ 0.48$ 1.71$ 1.60$ Weighted Avg Shares Outstanding - Basic 82.8 82.7 82.8 82.7 Ended Sept 30 Ended Sept 30 3 Months 9 Months

Vectren’s 2016 EPS Guidance Affirmed Utility Growth Continues to Lead the Way 35 2016 EPS Guidance 2015 Actual Utility $2.05 - $2.10 $1.95 Nonutility/Corp $0.40 - $0.45 $0.44 Consolidated $2.45 - $2.55 $2.39 Key Drivers For Remainder of 2016  Utility continues to execute on gas infrastructure programs  VESCO finishes the year strong with new contracts  VISCO converting backlog to revenue; normal weather 2016 Guidance Affirmed  Continued strong Utility earnings growth expected  VESCO and VISCO Distribution on track for a solid year  VISCO Transmission results expected to remain pressured Appendix

36 $ in millions 2016 2015 2016 2015 Gross Revenue 263.8$ 234.1$ 565.6$ 642.5$ Gross Margin % 17% 15% 13% 14% EBITDA (1) 42.3$ 32.5$ 57.1$ 78.5$ Depreciation & Amortization (2) 9.6$ 11.9$ 28.5$ 32.8$ Earnings From Operations (1) 31.8$ 21.6$ 28.9$ 47.4$ Interest (3) 3.0$ 3.9$ 9.6$ 11.4$ Net Income (1) 18.2$ 9.9$ 9.8$ 19.6$ Earnings Per Share (1) 0.22$ 0.12$ 0.12$ 0.24$ Ending Backlog 635$ 635$ Footnotes: 1) After allocations 2) Lower expected D&A in 2016 due to adjustments of depreciable lives in accordance with updated depreciation study; lower D&A is being reflected in bidding and thus is not expected to have a material impact on net income 3) Additional interest expense allocated in 2015 as a result of sale of Coal Mining in 2014 3 Months Ended Sept 30 9 Months Ended Sept 30 Infrastructure Services (VISCO) Metrics Appendix

 General Description of Types of Customer Contracts for Infrastructure Services • Infrastructure Services operates primarily under two types of contracts – blanket contracts and bid contracts. Blanket contracts are ones which a customer is not committed to specific volumes of services, but where we have been or expect to be chosen to perform work needed by a customer in a given time frame (typically awarded on a yearly basis). Bid contracts are ones which a customer will commit to a specific service to be performed for a specific price, whether in total for a project or on a per unit basis (e.g., per dig or per foot).  General Description of Backlog for Infrastructure Services • For blanket work, backlog represents an estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months on existing contracts or contracts we reasonably expect to be renewed or awarded based upon recent history or discussions with customers. • For bid work, backlog represents the value remaining on contracts awarded or that we reasonably expect to be awarded, but are not yet completed. • While there is a reasonable basis to estimate backlog, there can be no assurance as to our customers’ eventual demand for our services each year or, therefore, the accuracy of our estimate of backlog.  Backlog for Infrastructure Services estimated as follows: • For blanket work, estimated backlog as of 9/30/16 is $445 million. The estimate of the amount of gross revenue that we expect to realize from work to be performed in the next 12 months is multiplied by 80% to factor in such unknowns as weather and potential budgetary restrictions of customers. • For bid work, estimated backlog as of 9/30/16 is $190 million. • Total estimated backlog as of 9/30/16: $635 million compared to $695 million at 6/30/16 and $635 million at 9/30/15 37 Infrastructure Services (VISCO) Estimated Backlog Appendix

38 $ in millions 2016 2015 2016 2015 Revenue 76.6$ 67.2$ 191.8$ 134.0$ Gross Margin as % of Revenue 25% 23% 24% 22% EBITDA (1) 8.2$ 5.9$ 11.9$ 1.7$ Interest 0.4$ 0.3$ 1.4$ 0.9$ 179D Tax Deductions (2) 1.2$ -$ 2.6$ -$ Net Income / (Loss) (1) 6.2$ 3.1$ 8.7$ (0.4)$ Earnings Per Share (1) 0.08$ 0.04$ 0.11$ -$ Ending Backlog (3) 182$ 177$ New Contracts 65$ 63$ 126$ 150$ Footnotes: 3) Represents signed construction contracts 1) After allocations 2) Net income impact to VESCO, net of related expenses; EPS impact to Vectren of approx. $0.05 per share in 2015, net of related expenses, and expect ~$0.03 per share in 2016 3 Months Ended Sept 30 9 Months Ended Sept 30 Energy Services (VESCO) Metrics Appendix

Appendix

State Utility Commissioners

Constructive Regulatory Environments

Indiana Utility Regulatory Commission (IURC)

- Five commissioners
- Appointed by Governor
- Four-year terms
- Commission Rating
  - Strong (S&P)
  - Above Average (SNL)

Public Utilities Commission of Ohio (PUCO)

- Five commissioners
- Appointed by Governor
- Five-year terms
- Commission Rating*
  - Strong (S&P)
  - Average (SNL)

* Vectren gas-only ops in OH; SNL rating may be lower due to competitive electric market in OH

Commissioner	Party	First Appointed	Term Ends
Carol Stephan, chair	R	Mar. 2014	Feb. 2020
Jim Houston	R	Sept. 2014	Mar. 2017
Angela Weber	R	Mar. 2014	Mar. 2018
David Ziegner	D	Aug. 1990	Apr. 2019
Sarah Freeman	D	Sept. 2016	Dec. 2017

Commissioner	Party	First Appointed	Term Ends
Asim Haque, chair	I	Jun. 2013	Apr. 2021
Lynn Slaby	R	Apr. 2012	Apr. 2017
Beth Trombold	I	Feb. 2013	Apr. 2018
Thomas Johnson	R	Apr. 2014	Apr. 2019
M. Howard Petricoff	D	Jun. 2016	Apr. 2020

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40 Utility Business Review Environmental & Sustainability Appendix 90% 80% 99% 31% 0% 20% 40% 60% 80% 100% Sulfur Dioxide Nitrogen Oxide Particulate Matter Carbon Dioxide Vectren’s Successful Emissions Reductions* * Reduction data as of 2015; CO2 reduction of 31% is compared to 2005 levels (on a tonnage basis) Key Coal-Fired Pollution Controls  100% scrubbed for sulfur dioxide (SO2)  90% controlled for nitrogen oxide (NOx)  Mercury (Hg) emissions reduced to meet requirements  Particulate matter removed at average of 99% efficiency Renewable Energy  Landfill Gas – 3.2 MW, Blackfoot Clean Energy Facility in Winslow, IN  Wind energy – up to 80 MW, purchased under two 20-year contracts through Benton County, IN wind farms  Voluntary clean power plan standard in Indiana of 10% by 2025 Owned Generation  Coal-fired base load – 5 units totaling 1,000 MW (97% of ’15 gen.)  Gas-fired peaking turbines – 6 units totaling 245 MW (2% of ’15 gen.) (SO2) (NOX) (CO2)

41 Utility Business Review Coal-Fired Generation Portfolio Appendix A.B. Brown 1 A.B. Brown 2 F.B. Culley 2 F.B. Culley 3 Warrick 4* Year of Installation 1979 1986 1966 1973 1970 MW 245 245 90 270 150 10-Yr Net Capacity Factor 60.7% 62.6% 38.4% 66.1% 69.2% Heat Rate (BTU/kWh) 11,677 11,677 11,217 11,217 11,490 Pollution Controls SO2 Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization Flue gas desulphurization NOx Selective catalytic reduction Selective catalytic reduction Low NOx Burner Selective catalytic reduction Selective catalytic reduction Particulate Matter Fabric Filter Electrostatic precipitator Electrostatic precipitator Fabric Filter Electrostatic precipitator MATS Injection Injection Injection Injection Injection SO3 Injection Injection N/A Injection Injection * 50% ownership of 300 MW with Alcoa

42 Contribution to Vectren's Basic EPS Per share earnings contributions of the Utility Group, Nonutility Group, and Corporate and Other are presented and are non- GAAP measures. Such per share amounts are based on the earnings contribution of each group included in the Company’s consolidated results divided by the Company’s basic average shares outstanding during the period. The earnings per share of the groups do not represent a direct legal interest in the assets and liabilities allocated to the groups, but rather represent a direct equity interest in Vectren Corporation's assets and liabilities as a whole. These non-GAAP measures are used by management to evaluate the performance of individual businesses. In addition, other items giving rise to period over period variances, such as weather, may be presented on an after tax and per share basis. These amounts are calculated at a statutory tax rate divided by the Company’s basic average shares outstanding during the period. Accordingly, management believes these measures are useful to investors in understanding each business’ contribution to consolidated earnings per share and in analyzing consolidated period to period changes and the potential for earnings per share contributions in future periods. Per share amounts of the Utility Group and the Nonutility Group are reconciled to the GAAP financial measure of basic EPS by adding the two together. If there is a difference, that difference results from Corporate and Other operations. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP. Use of Non-GAAP Performance Measures and Per Share Measures Appendix